Exhibit 99.1

XL Fleet Announces Fourth Quarter and Full-Year 2020 Financial Results

BOSTON, March 31, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions for commercial vehicles in North America, today announced fourth quarter and full-year 2020 financial results.

Full-Year and Recent Highlights

•	Generated revenue for full-year 2020 of $20.3 million, an increase of 182% vs. $7.2 million in the prior year
•	Generated revenue for fourth quarter of 2020 of $10.9 million, compared to $0.3 million in the prior year quarter
•	Shipped 1,537 total systems during full-year 2020, including 837 systems in the fourth quarter of 2020
•	Reported gross profit for full-year 2020 of $2.7 million, reflecting gross margin of 13.5%
•	Reported gross profit for fourth quarter of 2020 of $2.0 million, reflecting gross margin of 18.3%
•	Completed business combination with Pivotal Investment Corp. II on December 21, 2020
•	Exited 2020 with cash balance of $329.6 million; cash balance of $407.9 million as of March 15, 2021
•	Achieved over 4,300 cumulative hybrid and plug-in hybrid systems sold through 2020

Management Commentary

“XL Fleet continues to deliver on its commitments, including achieving record fourth quarter and full-year 2020 revenue, capping off the most successful year in our company’s history,” said Dimitri Kazarinoff, Chief Executive Officer of XL Fleet. “We nearly tripled revenue despite the significant challenges facing industries and economies across the globe, delivered more than 1,500 systems to a strong base of customers, while generating positive gross margins. Following the completion of our business combination in December and warrant redemption in March, we are armed with approximately $408 million in cash, and we believe we are extremely well positioned to continue executing our growth strategy and to maintain a leadership position in the rapidly growing commercial fleet electrification market.”

“We are proud to be a leader in commercial fleet electrification, with over 4,300 systems sold through 2020, hundreds of commercial fleet customers throughout North America, and over 150 million customer miles driven,” said Tod Hynes, Founder and President of XL Fleet. “We continue to successfully scale our platform, grow our team, expand our portfolio of electrification solutions, and enable our customers to meet their sustainability and operational goals, while upholding the performance and reliability they require. Our mission is to make electrification simple, efficient and low-cost. Our growing solutions portfolio, including ongoing development of all-electric solutions and development of XL Grid, positions us well to become a comprehensive solutions provider for commercial fleet electrification.”

Outlook

“We believe the long-term outlook for the commercial fleet market remains robust, with continued growth in demand for electrification and our expanding base of solutions,” said Mr. Kazarinoff. “The world is electrifying – however, economies and businesses around the world continue to face ongoing impacts of the COVID-19 pandemic. As a result, we continue to experience significant friction including OEM delays amid microchip and other shortages, and currently forecast first quarter 2021 revenue of approximately $1 million, or roughly flat versus the prior year quarter.”

“Given this ongoing uncertainty and the potential for extended industry-wide issues, combined with typical seasonal patterns in our orders and a significant majority of revenues focused on the second half as in prior years, we are not currently providing formal full-year 2021 financial guidance. As these pressures abate, we expect to see a stronger market environment emerge later this year. In this scenario, we would expect to realize significant revenue growth in 2021, accompanied by even more pronounced seasonality and therefore weighting to the second half of the year.”

Full-Year 2020 Financial Results

Revenue totaled $20.3 million for full-year 2020, reflecting an increase of 182% as compared to $7.2 million for the full-year 2019. Gross profit totaled $2.7 million for the full-year 2020, compared to a gross loss of $0.9 million for the full-year 2019. Adjusted EBITDA for the full-year 2020 totaled ($14.7), compared to ($13.3) million for the full-year 2019.

Fourth Quarter 2020 Financial Results

Revenue totaled $10.9 million in the fourth quarter of 2020 compared to $0.3 million in the fourth quarter of 2019. Gross profit totaled $2.0 million for the fourth quarter of 2020, compared to a gross loss of $0.6 million in the fourth quarter of 2019. Adjusted EBITDA totaled ($1.8) million for the fourth quarter of 2020, compared to ($3.8) million for the fourth quarter of 2019.

Balance Sheet and Capital

Cash and cash equivalents as of December 31, 2020 totaled $329.6 million. Following the Public Warrant redemption completed in March 2021, total cash and cash equivalents increased by an additional $85.6 million, resulting in total cash and cash equivalents of $407.9 million as of March 15, 2021. Total debt outstanding as of December 31, 2020 was approximately $0.1 million. Following the completion of the business combination in December 2020 and including the Public Warrant redemption in March 2021, XL Fleet currently has approximately 139 million shares of Common Stock outstanding.

Operating Summary

For the full-year 2020, the Company shipped a total of 1,537 systems, of which, 837 systems were shipped during the fourth quarter of 2020. Systems shipped during 2020 include XL Fleet’s hybrid and plug-in hybrid systems. XL Fleet is currently developing all electric systems, and remains on track to begin shipments in 2022.

Recent Operational & Business Updates

In March 2021, XL Fleet opened its commercial fleet electrification technology center, an approximately 25,000 square-foot engineering facility located in the Metro Detroit region. The state-of-the-art facility is strategically located with access to world-class automotive and engineering talent, and will be utilized for the design, development, testing and production of electrification solutions.

In February 2021, XL Fleet reached a strategic partnership with UBS Arena and the New York Islanders, with the opportunity to explore the deployment and operation of 1,000 EV charging stations at UBS Arena, which is located strategically in the metropolitan New York region near both LaGuardia and JFK Airports. XL Fleet intends to support this project through the development, deployment and management of a robust suite of electrification infrastructure, including solar power generation, energy storage and vehicle charging stations, and the equipment and deployment of EV fleets for use by UBS Arena and the New York Islanders.

In February 2021, XL Fleet announced a partnership with Curbtender to develop all-electric, plug-in hybrid and hybrid electric refuse trucks beginning in 2021. The agreement also includes the joint development of plug-in hybrid electric versions of the vehicle, as well as a range of Class 3 to Class 8 vehicle solutions for the waste management industry.

In December 2020, XL Fleet announced the launch of XL Grid, advancing the Company’s electrification as a service offering. XL Grid provides charging infrastructure, energy storage and power solutions for fleets. In January 2021, the Company hired Colleen Calhoun as Vice President & General Manager of XL Grid. Colleen brings more than 25 years of leadership experience in GE’s Energy, Power and Finance Businesses.

In December 2020, XL Fleet expanded its line of electrified powertrains to include a hybrid electric drive system for the Class 5 Ford F-550 Super Duty chassis to meet significant, growing demand across municipal transportation, utilities, construction equipment and customer service vehicle applications. Deliveries to customers began in the fourth quarter of 2020.

On December 21, 2020, XL Fleet completed its business combination with Pivotal Investment Corporation II and began trading on the New York Stock Exchange under the ticker symbol XL on December 22, 2020.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its fourth quarter and full-year 2020 financial results on March 31, 2021 at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing 877-407-3982, or for international callers, 201-493-6780 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 13716139. The replay will be available until April 14, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

About XL Fleet

XL Fleet is a leading provider of fleet electrification solutions for commercial vehicles in North America, with more than 150 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. XL Fleet’s plug-in hybrid electric drive system was named one of TIME magazine's best inventions of 2019. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to failure to realize the anticipated benefits from the business combination; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the definitive prospectus filed on January 22, 2021 and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA is determined by taking net income and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding loss on extinguishment of debt and loss on extinguishment of convertible notes derivative liabilities. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within these this press release.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Consolidated Statements of Operations

For the 12 Months Ended December 31, 2020 and December 31, 2019

	Twelve Months Ended December 31,
(In thousands, except per share and share amounts)	2020	2019
Revenues	$20,338	$7,215
Cost of revenues	17,594	8,075
Gross profit	2,744	(860)
Operating expenses:
Research and development	4,445	2,874
Selling, general, and administrative expenses	13,593	9,835
Loss from operations	(15,294)	(13,569)
Other (income) expense:
Interest expense, net	6,370	2,151
Loss on extinguishment of debt	1,038	-
Change in fair value of convertible notes payable derivative liabilities	2,889	(819)
Net loss	$(25,591)	$(14,901)
Net loss per share, basic and diluted	$(0.30)	$(0.19)
Weighted-average shares outstanding, basic and diluted	84,565,448	79,823,065

XL Fleet Corp.

Reconciliation of Non-GAAP Measures

For the 12 Months Ended December 31, 2020 and December 31, 2019

	Twelve Months Ended December 31,
(In thousands, except per share and share amounts)	2020	2019
Net loss	$(25,591)	$(14,901)
Interest expense, net	6,370	2,151
Depreciation and amortization	622	319
Loss on extinguishment of debt	1,038	-
Change in fair value of convertible notes payable derivative liabilities	2,889	(819)
Adjusted EBITDA	$(14,672)	$(13,250)

XL Fleet Corp.

Consolidated Statements of Operations

For the Three Months Ended December 31, 2020 and December 31, 2019

	Three Months Ended December 31,
(In thousands, except per share and share amounts)	2020	2019
Revenues	$10,866	$281
Cost of revenues	8,881	884
Gross profit	1,985	(603)
Operating expenses:
Research and development	1,148	1,131
Selling, general, and administrative expenses	2,795	2,145
Loss from operations	(1,958)	(3,879)
Other (income) expense:
Interest expense, net	4,249	1,360
Change in fair value of convertible notes payable derivative liabilities	(643)	(1,524)
Net loss	$(5,564)	$(3,715)
Net loss per share, basic and diluted	$(0.06)	$(0.05)
Weighted-average shares outstanding, basic and diluted	89,763,295	80,377,810

XL Fleet Corp.

Reconciliation of Non-GAAP Measures

For the Three Months Ended December 31, 2020 and December 31, 2019

	Three Months Ended December 31,
(In thousands, except per share and share amounts)	2020	2019
Net loss	$(5,564)	$(3,715)
Interest expense, net	4,249	1,360
Depreciation and amortization	148	129
Change in fair value of convertible notes payable derivative liabilities	(643)	(1,524)
Adjusted EBITDA	$(1,810)	$(3,750)

XL Fleet Corp.

Consolidated Balance Sheets

As of December 31, 2020 and December 31, 2019

	As of December 31,
(In thousands)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$329,641	$3,386
Restricted cash	150	150
Accounts receivable	10,559	1,159
Inventory, net	3,574	2,240
Prepaid expenses and other current assets	1,396	146
Total current assets	345,320	7,081
Property and equipment, net	579	840
Intangible assets, net	593	809
Goodwill	489	489
Other assets	32	30
Total assets	$347,013	$9,249
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$110	$1,435
Subordinated convertible promissory notes	-	9,102
Convertible debt derivative liability	-	1,349
Accounts payable	4,372	549
Accrued expenses and other current liabilities	4,601	3,054
Total current liabilities	9,083	15,489
Long-term debt, net of current portion	98	1,849
Deferred revenue	305	133
Contingent consideration	924	1,101
New market tax credit obligation(1)	4,412	4,377
Total liabilities	14,822	22,949

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 350,000,000 and 130,000,000 shares authorized at December 31, 2020 and 2019, respectively; 131,365,171 and 80,400,727 issued and outstanding at December 31, 2020 and 2019, respectively	13	8
Additional paid-in capital	425,364	53,887
Accumulated deficit	(93,186)	(67,595)
Total stockholders’ equity (deficit)	332,191	(13,700)
Total liabilities and stockholders’ equity (deficit)	$347,013	$9,249

(1) Held by variable interest entity